Report of Independent Registered Public Accounting Firm


The Board of Trustees and Shareholders
Evergreen Equity Trust


In planning and performing our audit of the financial statements of Evergreen
Balanced Fund and Evergreen  Foundation  Fund, each a series of Evergreen
Equity
Trust, for the year ended March 31, 2005, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to
provide assurance on internal control. The management of Evergreen Equity Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are r equired to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in
conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or
disposition.

Because of inherent  limitations in internal  control,  error or fraud may occur
and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of
changes in conditions or that the  effectiveness of the design and operation may
deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under the standards of the
Public Company  Accounting  Oversight Board (United States). A material weakness
is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material
weaknesses as defined above as of March 31, 2005.

This report is intended solely for the information and use of management and the
Board of Trustees of  Evergreen  Equity  Trust and the  Securities  and
Exchange
Commission and is not intended to be and should not be used by anyone other than
these specified parties.

Boston, Massachusetts
May 18, 2005